                       401(k) PLAN OF THE EMPLOYEES

                       OF STANDARD FEDERAL BANK FOR SAVINGS

                       FINANCIAL STATEMENTS AND
                       SUPPLEMENTARY SCHEDULES

                       YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS



TABLE OF CONTENTS
-------------------------------------------------------------------------------

                                                                     Page(s)
Independent Auditors' Report . . . . . . . . . . . . . . . . . . .     1-2

Financial Statements:

     Statements of Assets Available for Benefits . . . . . . . . .      3

     Statements of Changes in Assets Available for Benefits. . . .      4

Notes to Financial Statements. . . . . . . . . . . . . . . . . . .     5-8

Supplementary Schedules:

     Schedule 1--Assets Held for Investment Purposes . . . . . . .      9

     Schedule 2--Reportable Transactions . . . . . . . . . . . . .     10

                           INDEPENDENT AUDITORS' REPORT



TCF National Bank Illinois, Plan Sponsor of the
    401(k) Plan of the Employees of Standard Federal Bank for savings:


We have audited the accompanying statement of assets available for benefits of the 401(k) Plan of the Employees of Standard Federal Bank for savings (the
Plan) as of December 31, 1997, and the related statement of changes in assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan at December 31, 1997, and the changes in its assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the financial statements. The supplementary schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.

The accompanying schedules of assets held for investment purposes and reportable transactions do not disclose the historical cost basis of assets held and reportable transactions executed by the Plan. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

                                             /s/ KPMG Peat Marwick LLP

June 19, 1998

                         REPORT OF INDEPENDENT AUDITORS


PLAN SPONSOR
401(k) Plan of the Employees of
Standard Federal Bank for
  savings

We have audited the accompanying statements of assets available for benefits of the 401(k) Plan of the Employees of Standard Federal Bank for savings as of December 31, 1996, and the related statements of changes in assets available for benefits for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for benefits of the Plan as of December 31, 1996, and the changes in its assets available for benefits for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP

July 7, 1997

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS

Statements of Assets Available for Benefits

December 31, 1997 and 1996

--------------------------------------------------------------------------------------------
                        ASSETS                                         1997           1996
--------------------------------------------------------------------------------------------
Cash and cash equivalents                                       $       541         13,191
Investments in mutual funds at fair value:
  Fidelity Growth and Income Portfolio Fund*                      2,921,912      2,057,651
  Fidelity United States Government Reserves Fund*                8,203,327      3,646,283
  Twentieth Century Investors United States Government Fund         597,788        611,851
  Stock funds:
    Gabelli Growth Fund                                             485,822        307,365
    Janus Fund                                                      653,053        435,522
    Nicholas Fund                                                   409,604        291,469
    Brandywine Fund                                                 644,475        598,787
Investment in common stock of Standard Financial, Inc.*                --       12,309,212
Investment in common stock of TCF Financial Corporation*          7,907,079           --
Loans to participants                                                56,108         79,351
--------------------------------------------------------------------------------------------
Total investments                                                21,879,709     20,350,682

Accrued interest and dividends receivable                            65,456         52,830
--------------------------------------------------------------------------------------------
Assets available for benefits                                   $21,945,165     20,403,512
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

*Represents 5% or more of assets available for benefits at year end.


See accompanying notes to financial statements.

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS

Statements of Changes in Assets Available for Benefits

Years ended December 31, 1997, 1996, and 1995

--------------------------------------------------------------------------------------------
                                                       1997            1996           1995
--------------------------------------------------------------------------------------------
Additions (deductions):
Income from investments                            $ 1,009,683        766,526        574,060
Contributions:
  Employer                                             280,277        254,414        226,844
  Employee                                           1,144,997        782,654        583,496
--------------------------------------------------------------------------------------------
                                                     1,425,274      1,037,068        810,340

Net realized and unrealized appreciation
  in fair value of investments                       6,543,925      3,241,760      3,701,029
Distributions                                       (7,437,229)    (1,545,337)    (1,647,569)
--------------------------------------------------------------------------------------------
Net increase                                         1,541,653      3,500,017      3,437,860

Assets available for benefits at beginning of year  20,403,512     16,903,495     13,465,635
--------------------------------------------------------------------------------------------
Assets available for benefits at end of year       $21,945,165     20,403,512     16,903,495
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS

Notes to Financial Statements

December 31, 1997
-------------------------------------------------------------------------------

(1)  DESCRIPTION OF THE PLAN

     The 401(k) Plan of the Employees of Standard Federal Bank for savings (the Plan), established in 1987, is a defined-contribution plan covering a majority of the salaried and office employees of Standard Federal Bank for savings (Standard Bank). On September 4, 1997, Standard Financial, Inc. (Standard), the holding company for Standard Bank, was acquired by TCF Financial Corporation (TCF) and, as a result, Standard Bank merged with and into TCF National Bank Illinois, a wholly owned subsidiary of TCF (TCF Bank). Standard Bank and TCF Bank are collectively referred to as "the Bank." The Plan's investment in Standard's common stock was exchanged for the common stock of TCF.

     The Bank has the right to amend or terminate the Plan; however, no amendment or termination can cause any of the Plan's assets to be returned to the Bank. All eligible full-time employees who are at least 21 years of age and have completed at least one year of employment with Standard Bank can participate in the Plan. Prior to 1995, the net assets of the Retirement and Savings Fund of the Employees of Standard Federal Bank for savings (Retirement Savings Fund) were transferred into the Plan.

     Employees may make pre-tax contributions up to 12% and after-tax contributions up to 10% of their annual compensation as defined. Each employee's contribution will be matched in whole or in part quarterly by employer contributions at a rate determined by the Bank's Board of Directors. Additionally, the Bank may make an annual profit-sharing contribution as determined by the Bank's Board of Directors. All employee contributions and employer matching contributions are fully vested and nonforfeitable at all times. Employer profit-sharing contributions and earnings thereon and employer contributions transferred from the Retirement Savings Fund and earnings thereon vest in 20% annual increments beginning with the third complete year of service, as defined.

     Contributions are allocated to investment funds as elected by the participant. Net earnings of a participant's account balance are based upon net earnings of the investment funds, including appreciation or depreciation in the market value of the investments selected by the participant.

     The Plan provides for loans to participants of the Plan in an amount not to exceed the lesser of $50,000 or one-half of the current value of the participant's individual account.

     Payment of benefits to participants is generally made in a lump-sum distribution; however, assets transferred from the Retirement Savings Fund may be distributed in the form of an annuity unless waived by the employee.

     Substantially all administrative expenses are paid by the Bank.

     A summary of plan description that contains information about the Plan agreement is provided to all participants in the Plan and is available from the Bank's personnel department.

(2)  ACCOUNTING POLICIES

     (a)  BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires the plan sponsor to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                                    (Continued)

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS

Notes to Financial Statements


-------------------------------------------------------------------------------

     (b)  VALUATION OF INVESTMENTS

     The fair value of investments in mutual funds is based on the quoted redemption value on the last business day of the Plan year.

     The fair values of the common stock of Standard and TCF are based upon the fair market value reported in the Wall Street Journal on the last business day of the Plan year, as applicable.

     The change in the difference between current value at the end of the year and the current value at the beginning of the year or cost, if the investment was acquired during the year, is reflected as net unrealized appreciation or depreciation in the fair value of investments.

     Purchases and sales of investments are recorded on a trade date basis.


(3)  INCOME TAX STATUS

     The Internal Revenue Service has previously ruled that the Plan qualifies under section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. The Plan is required to operate in conformity with the IRC to maintain its qualification. The plan sponsor is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

     The Internal Revenue Service has determined and informed Standard by a letter dated September 6, 1995, that the Plan has qualified and, therefore, is not subject to tax under present federal income tax laws.

(4)  TRANSACTIONS WITH PARTIES IN INTEREST

     For the period from September 4, 1997 to December 31, 1997, the Plan engaged in transactions involving the acquisition or disposition of TCF common stock. For the period from January 1, 1997 through September 3, 1997 and for the years ended December 31, 1996 and 1995, the Plan engaged in transactions involving the acquisition or disposition of Standard common stock. TCF and Standard are parties-in-interest for the respective periods indicated. Transactions with parties-in-interest are covered by an exemption from the "prohibited transactions" provisions of ERISA and the IRC.

     The Bank paid the cost of legal and certain other outside services for the Plan and provided accounting, record keeping, and administrative services for the Plan, for which it received no compensation.

                                                                    (Continued)

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS

Notes to Financial Statements


-------------------------------------------------------------------------------
(5)  ALLOCATION OF ASSETS AVAILABLE FOR PLAN BENEFITS

     The Plan's transactions are allocated among available investment options as follows:
-------------------------------------------------------------------------------

                                                                 Fidelity                     20th Century
                                                                  Growth      Fidelity U.S.    Investors
                                                    Cash and       and         Government         U.S.
                                                      cash        Income        Reserves       Government       Stock
                                                   equivalents     Fund           Fund            Fund          funds
-------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 1994*                   $    -        1,134,176      4,307,661        495,077      1,022,328

  Income from investments                               718         98,197        243,581         35,183        192,531
  Contributions                                           -        173,912        303,525         45,111        163,443
  Realized and unrealized appreciation
    (depreciation) in fair value of investments           -        314,869           (180)        26,632        187,683
  Distributions/loans                                     -       (140,147)      (495,412)       (81,658)       (60,477)
  Fund transfers                                     18,684       (104,248)      (394,109)       173,879         42,410
-------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 1995*                     19,402      1,476,759      3,965,066        694,224      1,547,918
  Income from investments                               948         95,029        208,441         33,013        223,285
  Contributions                                      86,464        188,935        225,234         40,516        172,970
  Realized and unrealized appreciation
    (depreciation) in fair value of investments           -        223,457           (265)        (8,325)       180,358
  Distributions/loans                                     -       (123,696)      (601,267)       (15,362)       (46,378)
  Fund transfers                                    (93,527)       197,167       (135,579)      (129,350)      (410,488)
-------------------------------------------------------------------------------------------------------------------------
Balance as of December 31, 1996*                     13,287      2,057,651      3,661,630        614,716      1,667,665

  Income from investments                             2,327        121,913        282,811         28,926        337,528
  Contributions                                           -        277,661        198,446         39,676        372,673
  Realized and unrealized appreciation
    (depreciation) in fair value of investments           -        483,563           (231)         1,229         77,336
  Distributions/loans                                     -       (348,478)    (4,437,621)       (45,469)      (432,784)
  Exchange of Standard Financial, Inc. common
    stock for
  TCF Financial Corporation common stock                  -              -              -              -              -
  Fund transfers                                    (14,727)       329,602      8,536,264        (38,381)       194,765
-------------------------------------------------------------------------------------------------------------------------
  Balance as of December 31, 1997*                 $    887      2,921,912      8,241,299        600,697      2,217,183
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------


                                                                     TCF
                                                   Standard        Financial
                                                 Financial, Inc.  Corporation
                                                     Common         Common        Loans to
                                                     Stock          Stock       participants   Total
---------------------------------------------------------------------------------------------------------
Balance as of December 31, 1994*                    6,446,526          -         59,867       13,465,635

  Income from investments                                   -          -          3,850          574,060
  Contributions                                       124,349          -              -          810,340
  Realized and unrealized appreciation
    (depreciation) in fair value of investments     3,172,025            -            -        3,701,029
  Distributions/loans                                (849,045)           -      (20,830)      (1,647,569)
  Fund transfers                                      263,384            -            -                -
---------------------------------------------------------------------------------------------------------
Balance as of December 31, 1995*                    9,157,239            -       42,887       16,903,495

  Income from investments                             200,531            -        5,279          766,526
  Contributions                                       322,949            -            -        1,037,068
  Realized and unrealized appreciation
    (depreciation) in fair value of investments     2,846,535            -            -        3,241,760
  Distributions/loans                                (789,819)           -       31,185       (1,545,337)
  Fund transfers                                      571,777            -            -                -
---------------------------------------------------------------------------------------------------------
Balance as of December 31, 1996*                   12,309,212            -       79,351       20,403,512

  Income from investments                             195,454       35,485        5,239        1,009,683
  Contributions                                       423,769      113,049            -        1,425,274
  Realized and unrealized appreciation
    (depreciation) in fair value of investments     4,959,843    1,022,185            -        6,543,925
  Distributions/loans                                (137,699)  (2,006,696)     (28,482)      (7,437,229)
  Exchange of Standard Financial, Inc. common
    stock for
  TCF Financial Corporation common stock           (7,643,496)   7,643,496            -                -
  Fund transfers                                  (10,107,083)   1,099,560            -                -
---------------------------------------------------------------------------------------------------------
Balance as of December 31, 1997*                            -    7,907,079       56,108       21,945,165
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

* Balance includes accrued interest and dividends where applicable.

401(k) PLAN OF THE EMPLOYEES OF
STANDARD FEDERAL BANK FOR SAVINGS

Notes to Financial Statements


-------------------------------------------------------------------------------
    (6)   SUBSEQUENT EVENT

     As a result of the acquisition of Standard by TCF, the Plan is expected to be terminated effective March 31, 1998. The Plan's investment in Standard common stock was exchanged for the common stock of TCF.

     All employee and matching contributions to the Plan ceased on March 31, 1998. Effective September 4, 1997, any participant with a balance as of that date became fully vested in his or her account.

     Beginning April 1, 1998, the Bank's employees were offered participation in the TCF Employees Stock Purchase Plan (TCF Plan). It is expected that participants in the Plan will be given the option to: 1) rollover their account balance to the TCF Plan; 2) rollover their account balance to an individual retirement account; or 3) receive a distribution of their account balance.

                             SUPPLEMENTARY SCHEDULES

401(k) PLAN OF THE EMPLOYEES OF                                      SCHEDULE 1
STANDARD FEDERAL BANK FOR SAVINGS

Item 27a--Schedule of Assets Held for Investment Purposes

December 31, 1997

-----------------------------------------------------------------------------
                                                     Current        Fair
           Description of security                   shares        value
-----------------------------------------------------------------------------
Fidelity Growth and Income Portfolio Fund             76,691    $ 2,921,912

Fidelity United States Government Reserves Fund    8,203,327      8,203,327

Twentieth Century Investors United States
  Government Fund                                     63,124        597,788

Gabelli Growth Fund                                   16,969        485,822

Janus Fund                                            26,227        653,053

Nicholas Fund                                          4,888        409,604

Brandywine Fund                                       20,864        644,475

Investment in common stock of TCF Financial
  Corporation*                                       232,986      7,907,079

Loans to participants (6.25% to 9% interest rate)        N/A         56,108

Cash and cash equivalents                                N/A            541
-----------------------------------------------------------------------------
                                                                $21,879,709
-----------------------------------------------------------------------------

*Party-in-interest

See accompanying independent auditors' report.

401(k) PLAN OF THE EMPLOYEES OF                                      SCHEDULE 2
STANDARD FEDERAL BANK FOR SAVINGS

Item 27d - Schedule of Reportable Transactions

Year ended December 31, 1997

--------------------------------------------------------------------------------------------------------------------------
                                                                                               Proceeds/
                                                               Description      Purchase        selling
         Identity of party involved                              of asset         price          price         Gain/(Loss)
--------------------------------------------------------------------------------------------------------------------------
CATEGORY (i)--SINGLE TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS AT JANUARY 1

Fidelity U.S. Government Reserves Fund                        Mutual fund:     $10,426,172              -              -

Fidelity U.S. Government Reserves Fund                        Mutual fund:               -      3,357,203              -

Harris Insight Money Market Institutional #23 (3)             Money Market:      3,366,826              -              -

Harris Insight Money Market Institutional #23 (3)             Money Market:              -      3,651,302              -

Standard Financial, Inc. (1) (2)                              Common Stock:              -      4,337,283      2,346,544

Standard Financial, Inc. (1) (2)                              Common Stock:              -      6,088,889      3,294,193

CATEGORY (iii)--A SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS AT JANUARY 1

Fidelity Growth and Income Portfolio Fund                   Mutual fund:
                                                              55 purchases       1,237,679              -              -
                                                              74 sales                   -        856,980        188,490

Fidelity U.S. Government Reserves Fund                      Mutual fund:
                                                              54 purchases      11,483,145              -              -
                                                              48 sales                   -      6,925,871              -

Harris Insight Money Market Institutional #23 (3)           Money Market:
                                                              84 purchases       8,724,751              -              -
                                                              84 sales                   -      8,724,210              -

SEI Daily Income Prime Obligation (3)                       Money Market:
                                                              36 purchases       1,254,758              -              -
                                                              54 sales                   -      1,267,836              -

Standard Financial, Inc. (1) (2)                            Common stock:
                                                              52 purchases       1,335,334              -              -
                                                              8 sales                    -     10,882,189      5,883,399

TCF Financial Corporation (1) (2)                           Common stock:
                                                              37 purchases       1,719,266              -              -
                                                              11 sales                   -        555,105        294,111

(1) Party-in-interest
(2) Excludes activity with respect to the exchange of Standard common stock for TCF common stock on September 4, 1997.
(3) Represents money market investments included as cash and cash equivalents.


See accompanying independent auditors' report.